                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                   FORM 8-K/A


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2001

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
   ---------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                 33-95042                   23-2778525
    ---------------            ------------             -------------------
    (State or Other            (Commission              (IRS Employer
    Jurisdiction of            File Number)             Identification No.)
    Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
   ---------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                            ------------


   ---------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

         On June 29, 2001, our parent, Pegasus Satellite Communications, Inc. ("PSC"), contributed all of the capital stock of Golden Sky Holdings, Inc. ("GSH") to us. We filed a Current Report on Form 8-K on July 11, 2001 reporting this contribution. This filing amends the July 11, 2001 filing to include the requisite financial information associated with the contribution.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) Financial Statements of Business Acquired.

         We are reporting herein the financial information of GSH in a fashion similar to that of a significant acquisition made by us. Accordingly, we provide herein the following financial information with respect to GSH:

Audited Annual Financial Statements
-----------------------------------

Reports of Independent Accountants                                                                        F-1

Consolidated Balance Sheets as of December 31, 1999 and 2000                                              F-3

Consolidated Statements of Operations for the years ended December 31, 1998 and 1999 and for the
  periods January 1 through May 5, 2000 and May 6 through December 31, 2000                               F-4

Consolidated Statements of Stockholder's Equity (Deficit) for the years ended
  December 31, 1998 and 1999 and for the periods January 1 through May 5, 2000
  and May 6 through December 31, 2000                                                                     F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1999 and for the
  periods January 1 through May 5, 2000 and May 6 through December 31, 2000                               F-6

Notes to Annual Consolidated Financial Statements                                                         F-7

Unaudited Interim Financial Statements
--------------------------------------

Consolidated Balance Sheets as of June 30, 2001 and December 31, 2000                                     F-17

Consolidated Statements of Operations for the six months ended June 30, 2001 and for the periods
   January 1 through May 5, 2000 and May 6 through June 30, 2000                                          F-18

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2001 and for
   the periods January 1 through May 5, 2000 and May 6 through June 30, 2000                              F-19

Notes to Interim Consolidated Financial Statements                                                        F-20

                  (b) Pro Forma Financial Information.

         We and GSH came under common control of PSC upon PSC's acquisition of GSH on May 5, 2000. The contribution of GSH to us constituted a reorganization of entities under common control that requires us to combine the historical financial information of GSH with our historical financial information on an as if pooling basis retroactive to the date that common control commenced. Accordingly, we are providing herein pro forma financial information on an as if pooling basis with GSH. The pro forma balance sheet as of June 30, 2001 included herein is the same as the historical balance sheet of the same date contained in our Form 10-Q for the quarterly period ended June 30, 2001 that we filed on August 20, 2001. The historical columns in the pro forma statements of operations for the six months ended June 30, 2001 and 2000 included herein are restated on an as if pooling basis with GSH for the entire six months for 2001 and from the date that common controlled occurred for 2000. These columns are the same as the historical statements of operations for the same periods contained in our Form 10-Q for the quarterly period ended June 30, 2001 except that the pro forma statements are presented only through continuing operations after income taxes in conformity with pro forma financial information requirements of Regulation S-X. The pro forma statement of operations for the year ended December 31, 2000 included herein contains our historical results of operations through continuing operations after income taxes for 2000 along with the restatement effects on an as if pooling basis with GSH from the date that common control occurred. We have provided the pro forma incremental effects on us in 2000 for the portion of GSH's 2000 results of operations prior to when GSH was acquired by PSC in the pro forma statements of operations for the six months ended June 30, 2000 and for the year ended December 31, 2000.

         Prior to 2001, financial information of Pegasus Development Corporation ("PDC"), a subsidiary of Pegasus Communications Corporation ("PCC"), had been combined with our financial information. PCC is the parent company of PSC. Commencing in 2001, PDC's financial information is no longer combined with ours. For consistency purposes, financial information for periods prior to 2001 that we previously reported that includes amounts associated with PDC will be restated to remove such amounts whenever these periods are subsequently reported by us. Accordingly, we have additionally provided adjustments in the pro forma statement of operations for the year ended December 31, 2000 herein to exclude the results of operations of PDC that had been contained in our 2000 historical results of operations through continuing operations after income taxes. The other pro forma financial statements referred to in the previous paragraph exclude financial information associated with PDC.

         Included herein is the following unaudited pro forma information of the registrant:

Pro Forma Balance Sheet as of June 30, 2001                                            F-24

Pro Forma Statements of Operations for the six months ended June 30, 2001 and 2000     F-25

Pro Forma Statement of Operations for the year ended December 31, 2000                 F-26

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PEGASUS MEDIA & COMMUNICATIONS, INC.


                                      By:  /s/ Scott A. Blank
                                         ---------------------------------
                                               Scott A. Blank
                                               Senior Vice President

September 13, 2001

                        REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Investors of Golden Sky Holdings, Inc.:

         In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of stockholder's equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Golden Sky Holdings, Inc. and its subsidiaries (the "Company") at December 31, 2000, and the results of their operations and their cash flows for the periods from January 1, 2000 to May 5, 2000 and from May 6, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 31, 2001

                        REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Investors
Golden Sky Holdings, Inc:


We have audited the accompanying consolidated balance sheet of Golden Sky Holdings, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Sky Holdings, Inc. and subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP
February 14, 2000
Kansas City, Missouri

                            Golden Sky Holdings, Inc.
                           Consolidated Balance Sheets
                      (In thousands, except share amounts)

                                                                                         December 31,
                                                                                     1999            2000
                                                                                 -----------      -----------
                                   ASSETS
Current assets:
     Cash and cash equivalents                                                   $     3,270   |  $    31,481
     Restricted cash                                                                  23,731   |          -
     Accounts receivable, less allowance for doubtful accounts                                 |
       of $973 and $1,000, respectively                                                4,406   |       12,355
     Inventory                                                                         3,108   |          -
     Prepaid expenses and other                                                        1,652   |        1,418
     Deferred income taxes                                                               -     |          380
                                                                                 -----------   |  -----------
       Total current assets                                                           36,167   |       45,634
                                                                                               |
Property and equipment, net                                                            5,853   |        3,783
Intangible assets, net                                                               236,926   |    1,141,359
Deferred financing costs, net                                                         11,462   |       10,356
Deposits and other                                                                       260   |        3,907
                                                                                 -----------   |  -----------
                                                                                               |
       Total assets                                                              $   290,668   |  $ 1,205,039
                                                                                 ===========   |  ===========
                                                                                               |
               LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)                                  |
                                                                                               |
Current liabilities:                                                                           |
     Current portion of long-term debt                                           $     3,248   |  $     1,970
     Accounts payable                                                                  8,089   |          214
     Accrued interest                                                                 11,679   |       11,233
     Accrued satellite programming, fees and commissions                              14,804   |       28,446
     Accrued expenses and other                                                          933   |        7,530
                                                                                 -----------   |  -----------
       Total current liabilities                                                      38,753   |       49,393
Long-term debt                                                                       366,130   |      398,685
Net advances from affiliates                                                             -     |        6,544
Deferred income taxes, net                                                               -     |      284,896
                                                                                 -----------   |  -----------
                                                                                               |
       Total liabilities                                                             404,883   |      739,518
                                                                                 -----------   |  -----------
                                                                                               |
Commitments and contingent liabilities  (See Note 13)                                          |
                                                                                               |
Minority interest                                                                        936   |          911
                                                                                               |
Redeemable preferred stock                                                           138,352   |          -
                                                                                               |
Common stockholder's equity (deficit):                                                         |
     Common stock; $0.01 par value; 1999 - 1,000,000 shares authorized; 25,399                 |
       shares issued and outstanding; 2000 - 1,000 shares                                      |
       authorized; 100 shares issued and outstanding                                     -     |          -
     Additional paid-in-capital                                                          179   |      831,930
     Accumulated deficit                                                            (253,682)  |     (367,320)
                                                                                 -----------   |  -----------
    Total stockholder's equity (deficit)                                            (253,503)  |      464,610
                                                                                 -----------   |  -----------
                                                                                               |
     Total liabilities and stockholder's equity (deficit)                        $   290,668   |  $ 1,205,039
                                                                                 ===========   |  ===========

     See accompanying notes to annual consolidated financial statements

                            Golden Sky Holdings, Inc.
                      Consolidated Statements of Operations
                                 (In thousands)

                                                                     Year Ended                        2000
                                                                    December 31,             January 1      May 6 to
                                                                1998           1999          to May 5      December 31
                                                             ---------       ---------       ---------     -----------
Net revenues:
     DBS services                                            $  72,667       $ 136,166       $  58,061   |   $ 122,365
     Lease and other                                             1,014             640              85   |       7,058
                                                             ---------       ---------       ---------   |   ---------
      Total net revenues                                        73,681         136,806          58,146   |     129,423
                                                                                                         |
Operating expenses:                                                                                      |
     Programming, technical, general and administrative         61,500         120,205          46,494   |      90,204
     Marketing and selling                                      32,201          64,933           9,565   |      30,885
     Depreciation and amortization                              23,166          35,963          12,363   |      98,640
     Other expenses                                                -               159           1,840   |         428
                                                             ---------       ---------       ---------   |   ---------
                                                                                                         |
      Loss from operations                                     (43,186)        (84,454)        (12,116)  |     (90,734)
                                                                                                         |
Interest expense                                               (20,538)        (45,012)        (16,346)  |     (34,106)
Interest income                                                  1,573           2,393             291   |         447
Other non-operating expenses                                       -            (1,259)         (1,513)  |        (419)
                                                             ---------       ---------       ---------   |   ---------
                                                                                                         |
     Loss before income taxes and extraordinary item           (62,151)       (128,332)        (29,684)  |    (124,812)
                                                                                                         |
Benefit for income taxes                                           -               -               -     |     (47,429)
                                                             ---------       ---------       ---------   |   ---------
     Loss before extraordinary item                            (62,151)       (128,332)        (29,684)  |     (77,383)
Extraordinary loss from extinguishment of debt                  (2,577)         (2,935)            -     |         -
                                                             ---------       ---------       ---------   |   ---------
                                                                                                         |
     Net loss                                                $ (64,728)      $(131,267)      $ (29,684)  |   $ (77,383)
                                                             =========       =========       =========   |   =========

       See accompanying notes to annual consolidated financial statements

                            Golden Sky Holdings, Inc.
            Consolidated Statements of Stockholder's Equity (Deficit)
                                 (In thousands)


                                                                     Common Stock         Additional                   Total
                                                                    Number     Par         Paid-In    Accumulated   Stockholder's
                                                                  of shares   Value        Capital      Deficit    Equity (Deficit)
                                                                  ---------  -------      ----------  -----------  ----------------
Balances at January 1, 1998                                           -         -         $   -       $   (24,912) $        (24,912)

 Issuance of common stock for stock options exercised                    25     -                 25         -                   25
 Dividends accrued on preferred stock                                 -         -             -           (14,855)          (14,855)
 Net loss                                                             -         -             -           (64,728)          (64,728)
                                                                  ---------  -------      ----------  -----------  ----------------

Balances at December 31, 1998                                            25     -                 25     (104,495)         (104,470)

 Dividends accrued on preferred stock                                 -         -             -           (17,920)          (17,920)
 Deferred compensation for stock options issued                       -         -                154         -                  154
 Net loss                                                             -         -             -          (131,267)         (131,267)
                                                                  ---------  -------      ----------  -----------  ----------------

Balances at December 31, 1999                                            25     -                179     (253,682)         (253,503)

 Issuance of common stock for stock options exercised                     6     -                  6         -                    6
 Dividends accrued on preferred stock                                 -         -             -            (6,571)           (6,571)
 Net loss                                                             -         -             -           (29,684)          (29,684)
                                                                  ---------  -------      ----------  -----------  ----------------

Balances at May 5, 2000                                                  31     -                185     (289,937)         (289,752)

 Conversion of capital stock in merger with Pegasus
  Satellite Communications                                              (31)    -            145,071         -              145,071
 Net push down effect of merger with Pegasus Satellite
  Communications                                                      -         -            662,294         -              662,294
 Contributions from Pegasus Satellite Communications                  -         -             24,380         -               24,380
 Net loss                                                             -         -             -           (77,383)          (77,383)
                                                                  ---------  -------      ----------  -----------  ----------------

Balances at December 31, 2000                                         -         -         $  831,930  $  (367,320) $        464,610
                                                                  =========  =======      ==========  ===========  ================

       See accompanying notes to annual consolidated financial statements

                            Golden Sky Holdings, Inc.
                      Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                         Year Ended                        2000
                                                                         December 31,            January 1        May 6 to
                                                                     1998           1999          to May 5       December 31
                                                                 -------------  ----------      -----------      -----------
Cash flows from operating activities:
  Net loss                                                       $ (64,728)     $ (131,267)     $   (29,684)  |  $   (77,383)
  Adjustments to reconcile net loss to net cash used for                                                      |
    operating activities:                                                                                     |
    Extraordinary loss on extinguishment of debt                     2,577           2,935             -      |         -
    Depreciation and amortization                                   23,166          35,963           12,363   |       98,640
    Amortization of debt discount and deferred financing fees          977          13,676            5,463   |       12,239
    Stock incentive compensation                                      -                154              148   |          402
    Bad debt expense                                                 1,537           3,909            1,589   |        2,878
    Deferred income taxes                                             -               -                -      |      (47,429)
    Loss on disposal of assets                                        -               -                 386   |          790
    Changes in current assets and liabilities:                                                                |
       Accounts receivable                                          (4,862)         (3,655)          (1,214)  |      (10,449)
       Inventory                                                    (8,049)          7,038              794   |        2,314
       Prepaid expenses and other                                   (1,228)            207              775   |         (541)
       Accounts payable and accrued expenses                         3,798           8,876           (2,917)  |       15,033
       Accrued interest                                             10,223             670           (5,136)  |        4,690
       Deposits and other                                             -                393              151   |       (3,798)
                                                                 ---------      ----------      -----------   |  -----------
  Net cash used for operating activities                           (36,589)        (61,101)         (17,282)  |       (2,614)
                                                                 ---------      ----------      -----------   |  -----------
                                                                                                              |
Cash flows from investing activities:                                                                         |
  Acquisitions, net of cash acquired                              (104,487)        (36,778)          (1,509)  |         -
  Merger costs allocated to DBS rights                                -               -                -      |       (9,202)
  Capital expenditures                                              (3,317)         (3,452)            (209)  |       (1,424)
  Purchases of intangible assets                                      -               -                -      |       (4,297)
  Other                                                               (500)            112             -      |         -
                                                                 ---------      ----------      -----------   |  -----------
  Net cash used for investing activities                          (108,304)        (40,118)          (1,718)  |      (14,923)
                                                                 ---------      ----------      -----------   |  -----------
                                                                                                              |
Cash flows from financing activities:                                                                         |
  Proceeds from long-term debt                                     189,150         100,049             -      |         -
  Repayments of long-term debt                                        -               -              (2,907)  |       (1,000)
  Net borrowings (repayments) on bank credit facilities              7,000         (15,000)           8,000   |       20,000
  Advances from affiliates                                            -               -                -      |        6,167
  Restricted cash                                                  (51,617)         27,886           11,850   |       11,881
  Deferred financing costs                                          (5,138)         (5,516)            (977)  |          194
  Capital lease payments                                            (3,675)         (8,846)            (203)  |         (257)
  Proceeds from issuance of common stock                                25            -                -      |         -
  Contributions from Pegasus Satellite Communications                 -              1,428             -      |       12,000
                                                                 ---------      ----------      -----------   |  -----------
  Net cash provided by financing activities                        135,745         100,001           15,763   |       48,985
                                                                 ---------      ----------      -----------   |  -----------
                                                                                                              |
Net increase (decrease) in cash and cash equivalents                (9,148)         (1,218)          (3,237)  |       31,448
Cash and cash equivalents, beginning of period                      13,636           4,488            3,270   |           33
                                                                 ---------      ----------      -----------   |  -----------
Cash and cash equivalents, end of period                         $   4,488      $    3,270      $        33   |  $    31,481
                                                                 =========      ==========      ===========   |  ===========


See accompanying notes to annual consolidated financial statements

                            GOLDEN SKY HOLDINGS, INC.
                NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS



1.       The Company

         Golden Sky Holdings, Inc. ("GSH", and together with its subsidiaries, "the Company") is a holding company that operates through its subsidiaries to provide direct broadcast satellite television ("DBS") services to subscribers in rural areas of the continental United States. GSH's only direct subsidiary is Golden Sky DBS, Inc. ("GSDBS"), which is a holding company with one direct subsidiary, Golden Sky Systems, Inc. ("GSS"). GSS is the company that operates the DBS business.

         On May 5, 2000, Pegasus Satellite Communications, Inc. ("PSC", formerly known as Pegasus Communications Corporation) acquired GSH, and GSH became a direct subsidiary of PSC (see Note 15 - Subsequent Events for organizational matters that have occurred in 2001 with respect to GSH relative to PSC). The stockholders of GSH exchanged all of their outstanding common and preferred stocks for 12.2 million shares of PSC's Class A common stock, valued at $578.6 million, and 724,000 options to purchase PSC's Class A common stock, valued at $33.2 million. All of the Class A common stock of PSC received by GSH stockholders at the time of the merger automatically became, as part of a reorganization in which PSC adopted a new holding company structure in February 2001, the Class A common stock of PSC's new holding company, Pegasus Communications Corporation ("PCC"). The acquisition was accounted for as a purchase.

         The total consideration of the merger with PSC was $1.2 billion. As a result of PSC's use of the purchase method of accounting for the acquisition, the purchase price was pushed down to the Company's financial statements and allocated to its assets and liabilities, resulting in a new basis being assigned to them. The principal effect of the push down of the purchase price was an increase in the amount of the Company's DBS rights assets by $1.0 billion. PSC's merger consideration included $293.7 million of the Company's consolidated net liabilities, including a deferred income tax asset of $89.3 million, principally for cumulative consolidated income tax net operating loss carryforwards existing at the acquisition date. Also included in the consideration was a consolidated deferred income tax liability of the Company of $421.3 million, principally for the excess of the book basis over the income tax basis of the amount of DBS rights assets existing at the acquisition date. The amount allocated to the Company's DBS rights of $1.0 billion was net of $94.1 million on a gross-up of tax basis for the push down effect of PSC's consolidated deferred income tax valuation allowances existing at the date of the acquisition that were no longer required as a result of the acquisition.

         The debt of the Company is not guaranteed by PSC and PSC does not otherwise have any liability for the Company's indebtedness or any other liability of the Company. The Company does not guarantee or otherwise have any liability for any indebtedness or other liability of PSC or any of PSC's subsidiaries. (See Note 15 - Subsequent Events for additional organizational matters that have occurred in 2001 with respect to GSH relative to PSC that affect GSH's relationship to debt of one of PSC's subsidiaries and developments concerning debt of GSH's subsidiaries).

2.       Summary of Significant Accounting Policies

Basis of Presentation:

         The financial statements include the accounts of GSH and its subsidiaries on a consolidated basis. All intercompany transactions and balances have been eliminated. Minority interest represents the cumulative earnings and losses, after capital contributions, attributable to minority partners and stockholders. Certain amounts for 1998 and 1999 have been reclassified for comparative purposes.

         As a consequence of the push down accounting treatment applied to PSC's purchase accounting of the Company that was allocated to the Company's assets and liabilities, the Company's results of operations, cash flows and stockholder's equity after the merger are not comparable with those prior to the merger. The results of operations, cash flows and stockholder's equity for these periods have been segregated in the applicable financial statements.

         The Company's overall business is its only segment and its operations are managed on the same basis as that presented in the financial statements contained herein.

Use of Estimates in the Preparation of Financial Statements:

         The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and the disclosure of contingencies. Actual results could differ from those estimates. Significant estimates relate to the useful lives and recoverability of intangible assets and valuation allowances associated with deferred income tax assets.

                            GOLDEN SKY HOLDINGS, INC.
          NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Relationship with Affiliate:

         As a result of the merger with PSC, the Company's sales and internal administrative and support functions are managed and performed by PSC and Pegasus Satellite Television, Inc. ("PST"), a direct subsidiary of PSC. Prior to the merger, these functions were performed directly by the Company. Revenue and related programming and certain subscriber acquisition costs recognized by the Company are based on subscribers specific to the Company. Interest expense recognized by the Company is based on its own debt instruments outstanding. PST allocates other costs of operations common to both PST and the Company, such as customer care costs, sales function, labor and internal support costs, to the Company based on a proportion of the Company's number of subscribers. The total amount of these costs allocated to the Company from May 6 to December 31, 2000 was $9.4 million. PST owns and manages all inventory for the Company. PST also performs the Company's cash management functions, including those concerning accounts payable. Balances due to or from PST are settled in cash periodically. (See Note 15 - Subsequent Events for organizational matters that have occurred in 2001 with respect to GSH relative to PST.)

Cash and Cash Equivalents:

         Cash and cash equivalents include highly liquid investments purchased with an initial maturity of three months or less. The Company has cash balances in excess of the federally insured limits at various banks.

Restricted Cash:

         The Company had restricted cash held in escrow of $23.7 million at December 31, 1999 in connection with the indenture for GSS' 12-3/8% Senior Subordinated Notes due 2006, plus investment earnings thereon. In accordance with the indenture, the escrow was released in 2000 and used to pay interest due on the notes.

Inventory:

         As a result of the merger with PSC, the Company no longer maintains an inventory of equipment for resale as it had prior to the merger. PST meets all of the equipment needs of the Company's subscribers.

Long-lived Assets:

         The Company's assets are reviewed for impairment whenever events or circumstances provide evidence that suggest the carrying amounts may not be recoverable. The Company assesses the recoverability of its assets by determining whether the depreciation or amortization of the respective asset balance can be recovered through projected undiscounted future cash flows. To date, no such impairments have occurred.

Property and Equipment:

         Property and equipment are stated at cost. The cost and related accumulated depreciation of assets fully depreciated, sold, retired or otherwise disposed of are removed from the respective accounts and any resulting gains and losses are included in results of operations. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of the related assets are capitalized and depreciated. Depreciation is computed for financial reporting purposes using the straight-line method based upon the following lives:

              Equipment, furniture and fixtures................    5 to 10 years
              Buildings and improvements.......................    3 to 10 years
              Vehicles and other equipment.....................     3 to 5 years

Intangible Assets:

         Intangible assets are stated at cost. The cost and related accumulated amortization of assets fully amortized, sold, retired or otherwise disposed of are removed from the respective accounts and any resulting gains and losses are included in results of operations. Amortization of intangible assets is computed for financial reporting purposes using the straight-line method based upon the following lives:

                            GOLDEN SKY HOLDINGS, INC.
          NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)




              DBS rights....................................            10 years
              Other intangibles.............................       2 to 15 years

Deferred Financing Costs:

         Financing costs incurred in obtaining long-term financing are deferred and amortized over the term of the applicable financing. Accumulated amortization was $2.7 million and $4.8 million at December 31, 1999 and 2000, respectively. The Company uses the straight-line method to amortize these costs. (See Note 15 - Subsequent Events for developments that have occurred in 2001 with respect to GSH relative to debt of its subsidiaries and related unamortized deferred financing costs.)

Revenue:

         Principal revenue is earned by providing video and audio programming to viewers who subscribe to the service. This revenue is recognized over the subscription period and when viewed for on demand programming.

Subscriber Acquisition Costs:

         Marketing and selling expenses incurred are also known as subscriber acquisition costs. Subscriber acquisition costs are sales and marketing expenses incurred and promotional programming provided in connection with the addition of new subscribers. These are charged to expense in the period incurred.

Advertising Costs:

         Advertising costs are charged to operations in the period incurred and were $5.1 million in 1998, $5.9 million in 1999, $1.4 million in the period January 1 through May 5, 2000 and $5.6 million in the period May 6 through December 31, 2000.

Income Taxes:

         As a result of the merger with PSC, the Company is included in PSC's consolidated tax return for 2000. The Company's income tax expense or benefit is computed on a separate return basis. The Company accounts for income taxes utilizing the asset and liability approach, whereby deferred income tax assets and liabilities are recorded for the tax effect of differences between the financial statement carrying values and tax bases of assets and liabilities. Deferred income taxes are measured using enacted tax rates and laws that will be in effect when the underlying assets or liabilities are expected to be received or settled. A valuation allowance is recorded for deferred income taxes when it appears more likely than not that the Company will not be able to recover the deferred income tax asset.

Concentration of Credit Risk:

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables and cash and cash equivalents. Concentrations of credit risk with respect to trade receivables are limited due to the large numbers comprising the Company's subscriber base and their dispersion across different classes of subscribers and geographic regions. At December 31, 1999 and 2000, the Company had no other significant concentrations of credit risk.

Reliance on DIRECTV:

         The Company's business is derived from providing DBS services as an independent DIRECTV(R) ("DIRECTV") provider. DIRECTV is a service of DIRECTV, Inc. Because the Company is a distributor of DIRECTV services, the Company may be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities or services of DIRECTV, Inc. Currently, the Company is in litigation against DIRECTV, Inc. (see Note 13).

3.       Capital Stock

         In GSH's merger with PSC, capital stock for GSH consisting of 100 shares of new $.01 par value common stock survived the merger. As a result, all 31,232 shares of the previous $.01 par value common stock, 418,000 shares of Series A convertible participating preferred stock, 228,500 shares of Series B convertible participating preferred stock and 51,000 shares of Series C senior convertible preferred stock of GSH outstanding at the date of the merger were cancelled. The carrying amount of these cancelled shares at the date of the merger in excess of the par value of the new common stock surviving the merger

                            GOLDEN SKY HOLDINGS, INC.
          NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)


was transferred to additional paid in capital. No preferred stock remained outstanding after the merger. The authorized number of shares of new $.01 par value common stock after the merger was 1,000.

4.       Property and Equipment

         Property and equipment at December 31, 1999 and 2000 consisted of the following (in thousands):

                                                         1999            2000
                                                       -------         -------
       Equipment, furniture and fixtures ............. $ 7,754         $ 6,022
       Buildings and improvements ....................   1,248             545
       Vehicles ......................................     888              47
       Other .........................................   1,881           3,097
                                                       -------         -------
                                                        11,771           9,711
       Accumulated depreciation ......................  (5,918)         (5,928)
                                                       -------         -------
       Net property and equipment .................... $ 5,853         $ 3,783
                                                       =======         =======

        Depreciation expense was $2.2 million in 1998, $2.7 million in 1999, $972,000 in the period January 1 through May 5, 2000 and $1.5 million in the period May 6 through December 31, 2000.

5.      Intangible Assets

        Intangible assets at December 31, 1999 and 2000 consisted of the following (in thousands):

                                                         1999           2000
                                                       --------      ----------
        DBS rights.................................... $266,874      $1,270,498
        Other intangibles.............................   30,973          40,429
                                                       --------      ----------
                                                        297,847       1,310,927
        Accumulated amortization......................  (60,921)       (169,568)
                                                       --------      ----------

        Net intangible assets......................... $236,926      $1,141,359
                                                       ========      ==========

         The increase in DBS rights is due to the allocation and push down of PSC's purchase price in the merger. Amortization expense was $21.0 million in 1998, $33.3 million in 1999, $11.4 million in the period January 1 through May 5, 2000 and $97.3 million in the period May 6 through December 31, 2000.

6.      Long-Term Debt

        Long-term debt at December 31, 1999 and 2000 consisted of the following (in thousands):

                                                                                       1999            2000
                                                                                   ------------    -------------
Senior Subordinated Notes due 2006 of GSS, interest at 12.375%, payable
semi-annually on February 1 and August 1.......................................       $195,000         $195,000
Senior Discount Notes due March 2007 of GSDBS, interest at 13.5%, payable semi-annually on March 1 and September 1, commencing September 1, 2004, net of unamortized discount of $81.0 million and $65.4 million as of December 31, 1999
and 2000, respectively.........................................................        112,095          127,739
Senior seven-year $115.0 million revolving credit facility of GSS, interest at
GSS' option at either the lender's rate plus an applicable margin or LIBOR plus
an applicable margin...........................................................         17,000           37,000
Senior seven-year $35.0 million term loan facility of GSS, interest at GSS'
option at either the bank's rate plus an applicable margin or LIBOR plus an
applicable margin..............................................................         35,000           35,000
Other notes, due 2001 to 2003, interest at 6.75% to 7%.........................          9,823            5,916
Capital leases and other.......................................................            460          -
                                                                                   -----------     ------------
                                                                                       369,378          400,655
Less current maturities........................................................          3,248            1,970
                                                                                   -----------     ------------
Long-term debt.................................................................       $366,130         $398,685
                                                                                   ===========     ============

                            GOLDEN SKY HOLDINGS, INC.
          NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)



         (See Note 15 - Subsequent Events for developments in 2001 with respect to GSDBS' and GSS' notes and GSS' credit agreement that were outstanding at December 31, 2000 and discussed below.)

         GSDBS' 13-1/2% Senior Discount Notes due March 2007 were issued at a discount and have a stated principal amount at maturity of $193.1 million. These notes are unsecured and effectively rank below all liabilities of GSDBS' subsidiaries. Non-cash interest accretes on these notes until March 1, 2004. Thereafter, cash interest will accrue and be payable semi-annually. After March 1, 2004, GSDBS has the option to redeem the notes at prices specified in the indenture for these notes.

         GSS' $195.0 million principal amount of 12-3/8% Senior Subordinated Notes due August 2006 are guaranteed on a full, unconditional, senior subordinated basis, jointly and severally by specified subsidiaries of GSS. The notes are unsecured senior subordinated obligations that are subordinated to other senior indebtedness of GSS such as, among other things, its credit agreement and letters of credit. After August 1, 2003, GSS has the option to redeem the notes at prices specified in the indenture for these notes.

         GSS has a credit agreement consisting of a $115.0 million senior revolving credit facility that expires September 2005 and a $35.0 million senior term loan facility that expires December 2005. Amounts borrowed under the agreement are unconditionally and irrevocably guaranteed by GSH, GSDBS and subsidiaries of GSS. These borrowings are secured by the capital stock of GSDBS, GSS and subsidiaries of GSS, a first priority security interest in all of the assets of GSS' subsidiaries and a collateral assignment of GSS' agreements with the National Rural Telecommunications Cooperative. The agreement contains certain financial covenants, including a debt to adjusted cash flow covenant. The borrowing commitment under the revolving facility automatically and permanently reduces quarterly over the term of the facility starting on March 31, 2001. Principal amounts outstanding in excess of the reduced commitment are to be repaid on each commitment reduction date. Principal outstanding under the term loan facility is payable quarterly in increasing increments over the term of the facility starting on March 31, 2002. Amounts repaid under the term facility may not be reborrowed. The margin on revolver base rates is 3% and the margin on revolver LIBOR rates is 3.25%. Margins on term loans are 4.25% for base rates and 4.5% for LIBOR rates. Margins may be reduced as specified in the agreement on the basis of the level of a ratio computation specified therein. Interest on outstanding principal borrowed under base rates is due and payable quarterly and interest on outstanding principal borrowed under LIBOR rates is due and payable the earlier of the end of the contracted interest rate period or three months. Unused amounts under the revolving facility are subject to commitment fees ranging from .5% to 1.25% based on the aggregate of borrowings outstanding and letters of credit issued under the facility.

         In January 2000, GSS amended the agreement in which its third quarter 1999 covenant violations were waived and certain fourth quarter 1999 and year 2000 covenant requirements were amended. In December 2000, GSS borrowed $20.0 million under the revolving facility. At December 31, 2000, $35.9 million of stand-by letters of credit were issued under the revolving facility that reduce the availability thereunder. The weighted average rates of interest, including applicable margins, on amounts outstanding at December 31, 2000 were 9.90% for the term facility and 10.26% for the revolving facility. The combined weighted average interest rate including applicable margins on the credit agreement was approximately 10.0% at December 31, 1999.

         The indebtedness described above generally limit the ability, among other things, to incur additional indebtedness and liens, issue other securities, make certain payments and investments, pay dividends, transfer cash, dispose of assets and enter into other transactions, and impose limitations on the activities of subsidiaries as applicable.

         In 1998, GSS amended its credit agreement and wrote-off unamortized deferred financing costs existing at the date of the amendment as an extinguishment of debt of $2.6 million. In 1999, GSS amended the credit facility under the credit agreement and wrote-off unamortized deferred financing costs existing at the date of the amendment as an extinguishment of debt of $2.9 million.

         At December 31, 2000, maturities of long-term debt at their stated maturity values were as follows (in thousands):

                             2001...........................        $    1,970
                             2002...........................             3,296
                             2003...........................             2,259
                             2004...........................            34,850
                             2005...........................            35,541
                             Thereafter.....................           388,100

                            GOLDEN SKY HOLDINGS, INC.
          NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)



         Commitment fees incurred in 1998, 1999 and 2000 were not significant.

         GSH's merger with PSC was a change in control that required GSDBS to make an offer to purchase its 13-1/2% senior discount notes due 2007 from then existing holders. The merger was also a change in control requiring GSS to make an offer to purchase its 12-3/8% senior subordinated notes due 2006 from then existing holders. The offers to purchase the respective notes expired June 30, 2000. None of the notes for either company were tendered as a result of these change in control provisions.

7.        Leases

         After the merger with PSC, the Company's leases are primarily for office and telecommunications equipment through separate operating lease agreements. The operating leases expire at various dates through 2002. Rent expense was $2.5 million in 1999, $1.6 million in the period January 1 through May 5, 2000 and $652,000 in the period May 6 through December 31, 2000. At December 31, 2000, the Company had no capital leases. Future minimum lease payments on noncancellable operating leases at December 31, 2000 were $1.9 million in 2001 and $1.1 million in 2002. No lease payments presently exist beyond 2002.

8.       Income Taxes

         Income taxes for 1998, 1999 and 2000 were as follows (in thousands):

                                                                            1998             1999             2000
                                                                         ------------    ------------     ------------
         Current:
            Federal....................................................  $    16,325     $    36,437      $      -
            State and local............................................        3,097           6,913             -
                                                                         ------------    ------------     ------------
            Total current..............................................       19,422          43,350             -
                                                                         ------------    ------------     ------------
         Deferred:
            Federal....................................................        3,103           3,122          (38,762)
            State and local............................................          615             592             -
            Change in valuation allowance..............................      (23,140)        (47,064)          (8,667)
                                                                         ------------    ------------     ------------
            Total deferred.............................................      (19,422)        (43,350)         (47,429)
                                                                         ------------    ------------     ------------
         Benefit attributable to continuing operations.................  $       -       $       -        $   (47,429)
                                                                         ============    ============     ============

         Deferred income tax assets and liabilities at December 31, 1999 and 2000 consisted of the following (in thousands):

                                                                                             1999              2000
                                                                                         ------------     ------------
       Assets:
         Receivables.................................................................    $       383      $       380
         Accrued expenses............................................................            337           -
         Excess of tax basis over book basis of property, plant and equipment........            139              218
         Excess of tax basis over book basis of amortizable intangible assets........          8,255           -
         Loss carryforwards..........................................................         71,738           99,739
         Other.......................................................................            861           -
                                                                                         ------------     ------------
           Total deferred tax assets.................................................         81,713          100,337
                                                                                         ------------     ------------
       Liabilities:
         Excess of book basis over tax basis of amortizable intangible assets........           -            (384,853)
                                                                                         ------------     ------------
         Total deferred tax liabilities..............................................           -            (384,853)
                                                                                         ------------     ------------
       Net deferred tax assets (liabilities).........................................         81,713         (284,516)
       Valuation allowance...........................................................        (81,713)          -
                                                                                         ------------     ------------
       Net deferred tax liabilities..................................................    $      -         $  (284,516)
                                                                                         ============     ============

         The increase in the value of DBS rights assets resulting from the merger with PSC created a deferred income tax liability that placed the Company in a net deferred income tax liability position in 2000. Accordingly, the valuation allowances against deferred income tax assets existing at the date of the merger were no longer required. At December 31, 2000, the Company had net operating loss carryforwards for income tax purposes of $262.4 million available to offset future taxable income that expire beginning 2008 through 2020.

                            GOLDEN SKY HOLDINGS, INC.
          NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)



         Following is a reconciliation of the Federal statutory income tax rate to the Company's effective Federal income tax rate attributable to continuing operations for 1998, 1999 and 2000:

                                                                1998             1999             2000
                                                            -------------    -------------    -------------
        Statutory rate....................................         34.00%           34.00%          35.00%
        Valuation allowance...............................        (37.20)          (36.70)              -
        Other.............................................          3.20             2.70            3.00
                                                            -------------    -------------    -------------
        Effective tax rate................................           -  %             -  %          38.00%
                                                            =============    =============    =============

9.      Supplemental Cash Flow Information

        Significant noncash investing and financing activities for 1998, 1999 and 2000 were as follows (in thousands):

                                                                                     1998          1999         2000
                                                                                 ------------  -----------  ------------
Net push down effects of merger with PSC........................................    $  -        $   -      $ 662,294
Net deferred taxes recognized in merger with PSC................................       -            -        331,944
Preferred stock dividend requirements accrued and unpaid........................    14,855       17,920        6,571
Debt repaid and merger costs paid by PSC........................................       -            -         12,380
Capital stock converted into additional paid-in capital in the merger with PSC..       -            -        145,071
Notes payable assumed in acquisition of minority interest.......................       -          2,925          -
Retirement of prior credit agreements with borrowings under a new credit
  facility......................................................................    88,000          -            -
Seller notes issued in acquisitions.............................................    10,157          -            -
Series C preferred stock issued in acquisition..................................    10,200          -            -

          The Company paid cash for interest of $9.3 million in 1998, $30.0 million in 1999, $15.8 million in the period January 1 through May 5, 2000 and $17.4 million in the period May 6 through December 31, 2000. The Company paid no income taxes in 1998, 1999 and 2000.

10.       Acquisitions

         In 1998 and 1999, the Company acquired 19 and 10, respectively, independent DIRECTV providers, along with the rights to provide DIRECTV programming in various rural areas of the United States and related assets in exchange for total consideration of $124.8 million and $35.3 million, respectively. These acquisitions were accounted for under the purchase method.

11.       Financial Instruments

         The carrying and fair values of the Company's financial instruments at December 31, 1999 and 2000 were as follows (in thousands):

                                     1999                          2000
                           Carrying         Fair         Carrying        Fair
                            Amount         Value           Amount       Value
                          -----------    -----------    -----------  -----------
        Debt...........   $369,378       $395,511       $400,655     $393,123

          GSDBS' and GSS' notes are publicly-held and their fair values were estimated based on their quoted market prices. The carrying value of debt outstanding under credit facilities approximates fair value because the outstanding amounts are subject to short-term variable rates of interest, and the rates in effect at December 31, 1999 and 2000 approximate the market rates available at that date. The carrying value of other financial instruments equals or approximates fair value.

12.      Employee Benefit Plans

         Prior to the merger with PSC, the Company had a 401(k) retirement plan and stock incentive plan. These plans were terminated in conjunction with the merger. No expenses were incurred for these plans in 2000 and expenses incurred in 1998 and 1999 were not significant. The 55,000 stock options outstanding under the Company's' stock incentive plan at the date of the merger were converted into 724,000 stock options of PSC at the date of the merger and then

                            GOLDEN SKY HOLDINGS, INC.
          NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)


later of PCC as part of PSC's corporate reorganization in 2001. The value of the stock options converted at the date of the merger was included in PSC's purchase accounting for the merger. Participants in the 401(k) plan at the date of the merger were given the option to later enroll in PSC's 401(k) plan, roll over their plan amounts into another plan or take distributions of plan amounts in accordance with their employment status with the Company or PSC after the merger.

13.      Commitments and Contingent Liabilities

Legal Matters
-------------

DIRECTV Litigation:

         National Rural Telecommunications Cooperative

         GSS is an affiliate of the National Rural Telecommunications Cooperative ("NRTC"), which participates through agreements in the NRTC's direct broadcast satellite program, and is a subsidiary of GSH. In May 2000, PSC acquired GSH. In June 2001, PSC contributed GSH to PST and GSH became a direct subsidiary of PST. (See Note 15 - Subsequent Events for organizational matters with respect to GSH that have occurred in 2001.)

         On June 3, 1999, the NRTC filed a lawsuit in federal court against DIRECTV, Inc. ("DIRECTV") seeking a court order to enforce the NRTC's contractual rights to obtain from DIRECTV certain premium programming formerly distributed by the United States Satellite Broadcasting Company, Inc. for exclusive distribution by the NRTC's members and affiliates in their rural markets. The NRTC also sought a temporary restraining order preventing DIRECTV from marketing the premium programming in such markets and requiring DIRECTV to provide the NRTC with the premium programming for exclusive distribution in those areas. The court, in an order dated June 17, 1999, denied the NRTC a preliminary injunction on such matters, without deciding the underlying claims.

         On July 22, 1999, DIRECTV responded to the NRTC's continuing lawsuit by rejecting the NRTC's claims to exclusive distribution rights and by filing a counterclaim seeking judicial clarification of certain provisions of DIRECTV's contract with the NRTC. As part of the counterclaim, DIRECTV is seeking a declaratory judgment that the term of the NRTC's agreement with DIRECTV is measured only by the orbital life of DBS-1, the first DIRECTV satellite launched, and not by the orbital lives of the other DIRECTV satellites at the 101(degree)W orbital location. According to DIRECTV, DBS-1 suffered a failure of its primary control processor in July 1998 and since that time has been operating normally using a spare control processor. While the NRTC has a right of first refusal to receive certain services from any successor DIRECTV satellite, the scope and terms of this right of first refusal are also being disputed in the litigation, as discussed below. This right is not expressly provided for in the Company's agreements with the NRTC.

         On September 9, 1999, the NRTC filed a response to DIRECTV's counterclaim contesting DIRECTV's interpretations of the end of term and right of first refusal provisions. On December 29, 1999, DIRECTV filed a motion for partial summary judgment. The motion sought a court order that the NRTC's right of first refusal, effective at the termination of DIRECTV's contract with the NRTC, does not include programming services and is limited to 20 program channels of transponder capacity. On January 31, 2001, the court issued an order denying DIRECTV's motion in its entirety for partial summary judgment relating to the right of first refusal. If DIRECTV were to prevail on its counterclaim, any failure of DBS-1 could have a material adverse effect on the Company's DIRECTV rights.

         On August 26, 1999, the NRTC filed a separate lawsuit in federal court against DIRECTV claiming that DIRECTV had failed to provide to the NRTC its share of launch fees and other benefits that DIRECTV and its affiliates have received relating to programming and other services. On November 15, 1999, the court granted a motion by DIRECTV and dismissed the portion of this lawsuit asserting tort claims, but left in place the remaining claims asserted by the NRTC.

         Both of the NRTC's lawsuits against DIRECTV have been consolidated for discovery and pre-trial purposes. A trial date of August 13, 2002 has been set, although at this stage it is not clear which of the lawsuits will be tried on that date.

         Pegasus Satellite Television and Golden Sky Systems

         On January 10, 2000, PST and GSS filed a class action lawsuit in federal court in Los Angeles against DIRECTV as representatives of a proposed class that would include all members and affiliates of the NRTC that are distributors of DIRECTV. The complaint contained causes of action for various torts, common law counts and declaratory relief based on DIRECTV's failure to

                            GOLDEN SKY HOLDINGS, INC.
          NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)


provide the NRTC with certain premium programming, and on DIRECTV's position with respect to launch fees and other benefits, term and right of first refusal. The complaint sought monetary damages and a court order regarding the rights of the NRTC and its members and affiliates.

         On February 10, 2000, PST and GSS filed an amended complaint which added new tort claims against DIRECTV for interference with PST's and GSS' relationships with manufacturers, distributors and dealers of direct broadcast satellite equipment. The class action allegations PST and GSS previously filed were later withdrawn to allow a new class action to be filed on behalf of the members and affiliates of the NRTC. The new class action was filed on February 27, 2000.

         On December 10, 2000, the court rejected in its entirety DIRECTV's motion to dismiss certain of the claims asserted by PST, GSS and the putative class. On January 31, 2001, the court denied in its entirety a motion for summary judgment filed by DIRECTV relating to the right of first refusal. The court also certified the plaintiff's class on December 28, 2000.

         On March 9, 2001, DIRECTV filed a counterclaim against PST and GSS, as well as the class members. In the counterclaim, DIRECTV seeks two claims for relief: (i) a declaratory judgement that PST and GSS have no right of first refusal in their agreements with the NRTC to have DIRECTV provide any services after the expiration of the term of these agreements, and (ii) an order that DBS-1 is the satellite (and the only satellite) that measures the term of PST's and GSS' agreements with the NRTC. PST's and GSS' motion to dismiss the counterclaims were denied on May 8, 2001. On July 2, 2001, DIRECTV filed under seal a summary judgment motion on its term claim.

         On May 21, 2001, PST, GSS and the class members moved to amend their complaints to add certain additional claims against DIRECTV relating to, among other things, DIRECTV's provision of advanced services. The court granted this motion on June 19, 2001. DIRECTV filed its answer to the second amended complaint on July 20, 2001.

         On June 22, 2001, DIRECTV brought suit against PST and GSS in Los Angeles County Superior Court for breach of contract and common counts. The lawsuit pertains to the Seamless Marketing Agreement dated August 9, 2000, as amended, between DIRECTV and PST and GSS. Pursuant to the terms of that agreement, the parties agreed upon arrangements relating to the marketing activities of DIRECTV retailers and distributors in PST's and GSS' territories. DIRECTV alleges that PST and GSS have not made certain payments due under the agreement. Prior to the filing of DIRECTV's complaint, PST and GSS asserted in correspondence to DIRECTV that DIRECTV was in breach of the agreement in numerous respects. PST and GSS advised DIRECTV that unless the breaches were cured, PST and GSS would exercise their termination rights under the agreement. On July 13, 2001, PST and GSS terminated the Seamless Marketing Agreement. On July 16, 2001, PST and GSS filed a cross-complaint against DIRECTV alleging, among other things, that (i) DIRECTV has breached the Seamless Marketing Agreement, and (ii) DIRECTV has engaged in unlawful and/or unfair business practices, as defined in Section 17200, et seq. of California Business and Professions Code. On July 19, 2001, PST and GSS removed the case from state to federal court. PST and GSS are informed that DIRECTV may attempt to remove the case back to state court. Pursuant to the terms of the Seamless Consumer Agreement dated August 9, 2000, as amended, between DIRECTV and PST and GSS, either party is entitled to terminate the Seamless Consumer Agreement upon written notice provided within the 90 day period following the termination of the Seamless Marketing Agreement. The Seamless Consumer Agreement enables the Company to provide its subscribers with premium services HBO, Showtime, Cinemax and The Movie Channel, as well as certain other programming pending the outcome of the DIRECTV litigation.

         All five lawsuits discussed above, including both lawsuits brought by the NRTC, the class action and PST's and GSS' lawsuit, are pending before the same judge. The court has set a trial date of August 13, 2002, although, as noted above, it is not clear whether all the lawsuits will be tried together.

Other Matters:

         In addition to the matters discussed above, from time to time the Company is involved with claims that arise in the normal course of the Company's business. In the Company's opinion, the ultimate liability with respect to these claims will not have a material adverse effect on the Company's consolidated operations, cash flows or financial position.

14.      New Accounting Pronouncements

         Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended, became effective for the Company on January 1, 2001. This statement established accounting and reporting standards for derivative instruments and hedging activities. The adoption of this standard did not impact the Company.

                            GOLDEN SKY HOLDINGS, INC.
          NOTES TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)


         The Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements." This addresses revenue recognition policies and practices. This staff accounting bulletin became effective for the Company in the fourth quarter of 2000 and did not have any impact on the Company upon adoption.

         In September 2000, SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" was issued. This statement revised standards for accounting for securitizations and other transfers of financial assets and collateral. The statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Certain provisions of this statement were effective for fiscal years ending after December 15, 2000 and other provisions were effective after March 31, 2001. The adoption of the statement did not have any impact on the Company.

         In June 2001, SFAS No. 141 "Business Combinations" was issued. This statement addresses financial accounting and reporting for business combinations. All business combinations in the scope of this statement are to be accounted for using only the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001 and those accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has not determined the impacts that this statement may have on it.

         Also in June 2001, SFAS No. 142 "Goodwill and Other Intangible Assets" was issued. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets. It addresses how intangible assets that are acquired individually or with a group of other assets, but not those acquired in a business combination, should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of this statement are to be applied starting with fiscal years beginning after December 15, 2001. Goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the nonamortization and amortization provisions of this statement. The Company has not determined the impacts that this statement may have on it.

15.      Subsequent Events

         In June 2001, PSC contributed all of the capital stock of GSH to PST and GSH became a subsidiary of PST. At the same time, GSH and its subsidiaries guaranteed Pegasus Media and Communications, Inc.'s ("PM&C") bank debt and $85.0 million principal amount of senior subordinated notes. PM&C is a direct subsidiary of PSC and is the direct parent company of PST.

         In the second quarter 2001, PSC issued notes in exchange for all of the outstanding $195.0 million principal amount of 12-3/8% senior subordinated notes due August 2006 of GSS and $193.1 million maturity value of 13-1/2% senior discount notes due March 2007 of GSDBS. The GSS and GSDBS notes, with a carrying amount of $329.9 million at the date of the exchange, were cancelled. The balance of unamortized deferred financing costs of $9.5 million, which includes consent fees of $1.6 million incurred in the exchange offers to amend the GSS and GSDBS note indentures, associated with the notes was transferred to PSC and associated with the newly issued notes of PSC. The effect of the exchange and cancellation of the GSS and GSDBS notes and transfer of related unamortized deferred financing costs was a net increase in the Company's paid-in capital of $320.4 million.

         In June 2001, all principal amounts aggregating $72.0 million outstanding under the term loan and revolving credit facilities of the GSS credit agreement were repaid and the credit agreement was terminated. Unamortized deferred financing costs of $1.6 million associated with the credit agreement were written off. All letters of credit outstanding under the credit agreement were cancelled by GSS. The funding for the payoff was provided by affiliates of GSH and recorded as a capital contribution by the Company.

                            Golden Sky Holdings, Inc.
                           Consolidated Balance Sheets
                      (In thousands, except share amounts)
                                   (unaudited)

                                                                     June 30,        December 31,
                                                                       2001              2000
                                                                    ----------        ----------
                                  ASSETS

Current  assets:
  Cash and cash equivalents                                         $   19,553        $   31,481
  Accounts receivable, less allowance for doubtful accounts
    of $1,328 and $1,000, respectively                                   7,971            12,355
  Prepaid expenses and other                                             1,730             1,418
  Deferred income taxes                                                    397               380
                                                                    ----------        ----------
    Total current assets                                                29,651            45,634

Property and equipment, net                                              2,737             3,783
Intangible assets, net                                               1,074,237         1,141,359
Deferred financing costs, net                                             -               10,356
Deposits and other                                                       8,858             3,907
                                                                    ----------        ----------
    Total assets                                                    $1,115,483        $1,205,039
                                                                    ==========        ==========


                   LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Current portion of long-term debt                                $    2,946        $    1,970
   Accounts payable                                                       -                  214
   Accrued interest                                                        297            11,233
   Accrued satellite programming, fees and commissions                  28,812            28,446
   Accrued expenses and other                                            5,757             7,530
                                                                    ----------        ----------
    Total current liabilities                                           37,812            49,393

Long-term debt                                                           1,000           398,685
Net advances from affiliates                                            19,460             6,544
Deferred income taxes, net                                             242,007           284,896
                                                                    ----------        ----------
    Total liabilities                                                  300,279           739,518
                                                                    ----------        ----------

Commitments and contingent liabilities (see Note 7)

Minority interest                                                        1,030               911

Common stockholder's equity:
   Common stock; $0.01 par value; 1,000 shares
     authorized; 100 shares issued and outstanding                        -                 -
   Additional paid-in capital                                        1,224,321           831,930
   Accumulated deficit                                                (410,147)         (367,320)
                                                                    ----------        ----------
    Total stockholder's equity                                         814,174           464,610
                                                                    ----------        ----------
   Total liabilities and stockholder's equity                       $1,115,483        $1,205,039
                                                                    ==========        ==========


       See accompanying notes to interim consolidated financial statements

                            Golden Sky Holdings, Inc.
                      Consolidated Statements of Operations
                                 (In thousands)
                                   (unaudited)

                                                                         Six Months                    2000
                                                                       Ended June 30,      January 1           May 6
                                                                            2001            to May 5         to June 30
                                                                      ------------------  -------------     -------------
Net revenues:
     DBS services                                                     $         107,673   $     58,061   |  $     27,379
     Lease and other                                                              6,662             85   |         1,746
                                                                      ------------------  -------------  |  -------------
       Total net revenues                                                       114,335         58,146   |        29,125
                                                                                                         |
Operating expenses:                                                                                      |
     Programming, technical, general and administrative                          81,524         46,494   |        20,253
     Marketing and selling                                                       27,179          9,565   |         4,623
     Depreciation and amortization                                               67,926         12,363   |        23,171
     Other expenses                                                                 583          1,840   |           402
                                                                      ------------------  -------------  |  -------------
                                                                                                         |
       Loss from operations                                                     (62,877)       (12,116)  |       (19,324)
                                                                                                         |
Interest expense                                                                (21,475)       (16,346)  |        (8,268)
Interest income                                                                     540            291   |            21
Other non-operating expenses                                                       (331)        (1,513)  |          (447)
                                                                      ------------------  -------------  |  -------------
                                                                                                         |
     Loss before income taxes and extraordinary item                            (84,143)       (29,684)  |       (28,018)
                                                                                                         |
Benefit for income taxes                                                        (42,302)             -   |       (10,647)
                                                                      ------------------  -------------  |  -------------
     Loss before extraordinary item                                             (41,841)       (29,684)  |       (17,371)
                                                                                                         |
Extraordinary loss from extinguishment of debt, net                                                      |
     of income tax benefit of $604                                                 (986)             -   |             -
                                                                      ------------------  -------------  |  -------------
     Net loss                                                         $         (42,827)  $    (29,684)  |  $    (17,371)
                                                                      ==================  =============  |  =============


       See accompanying notes to interim consolidated financial statements

                            Golden Sky Holdings, Inc.
                 Condensed Consolidated Statements of Cash Flows
                                 (In thousands)
                                   (unaudited)

                                                                 Six Months                 2000
                                                               Ended June 30,    January 1           May 6
                                                                    2001         to May 5         to June 30
                                                              --------------   ------------      ------------
Net cash (used) provided by operating activities              $      (22,749)  $    (17,282)  |       $ 1,592
                                                              --------------   ------------   |  ------------
Cash flows from investing activities:                                                         |
     Acquisitions                                                       -            (1,509)  |          -
     Merger costs allocated to intangible assets                        -              -      |        (9,202)
     Purchases of intangible assets                                     -              -      |        (4,918)
     Other                                                               (66)          (209)  |          (737)
                                                              --------------   ------------   |  ------------
  Net cash used by investing activities                                  (66)        (1,718)  |       (14,857)
                                                              --------------   ------------   |  ------------
                                                                                              |
Cash flows from financing activities:                                                         |
     Repayments of long-term debt                                     (1,970)        (2,907)  |          -
     Net borrowings on bank credit facilities                           -             8,000   |          -
     Net advances from affiliates                                     12,916           -      |         2,844
     Restricted cash                                                    -            11,850   |          -
     Contributions from parent                                          -              -      |        12,000
     Other                                                               (59)        (1,180)  |           (46)
                                                              --------------   ------------   |  ------------
  Net cash provided by financing activities                           10,887         15,763   |        14,798
                                                              --------------   ------------   |  ------------
                                                                                              |
Net (decrease) increase in cash and cash equivalents                 (11,928)        (3,237)  |         1,533
Cash and cash equivalents, beginning of period                        31,481          3,270   |            33
                                                              --------------   ------------   |  ------------
Cash and cash equivalents, end of period                      $       19,553   $         33   |  $      1,566
                                                              ==============   ============   |  ============


       See accompanying notes to interim consolidated financial statements

                            GOLDEN SKY HOLDINGS, INC.
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS


1.   The Company

         Golden Sky Holdings, Inc. ("GSH", and together with its subsidiaries, "the Company") prior to June 29, 2001 was a direct subsidiary of Pegasus Satellite Communications, Inc. ("PSC"). On June 29, 2001, PSC contributed all of the capital stock of GSH to Pegasus Satellite Television, Inc. ("PST"), a subsidiary of Pegasus Media & Communications ("PM&C"). PM&C is a direct subsidiary of PSC. At the same time of the contribution, GSH and its subsidiaries guaranteed PM&C's bank debt and $85.0 million principal amount of senior subordinated notes. Golden Sky Systems, Inc. ("GSS") and Golden Sky DBS, Inc. ("GSDBS") are the principal subsidiaries of GSH.

2.   Basis of Presentation

         The financial statements include the accounts of GSH and all of its subsidiaries on a consolidated basis. All intercompany transactions and balances have been eliminated. The statements of cash flows are presented on a condensed basis.

         The accompanying unaudited consolidated financial statements are prepared in accordance with Rule 10-01 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited consolidated financial statements reflect all adjustments consisting of normal recurring items that, in the opinion of management, are necessary for a fair presentation, in all material respects, of the financial position of the Company and the results of its operations and cash flows for the interim period.

         When PSC acquired the Company in May 2000, PSC's purchase price for the Company was allocated to the Company's assets and liabilities in accordance with the push down accounting treatment applied to the acquisition. As a consequence of this, the Company's results of operations and cash flows in 2000 after the acquisition are not comparable with those before the acquisition. Accordingly, these periods have been segregated in the applicable financial statements contained herein.

3.   Long-Term Debt

         In the second quarter 2001, PSC issued notes in exchange for all of the outstanding $195.0 million principal amount of 12-3/8% senior subordinated notes due August 2006 of GSS and $193.1 million maturity value of 13-1/2% senior discount notes due March 2007 of GSDBS. The GSS and GSDBS notes, with a carrying amount of $329.9 million at the date of the exchange, were cancelled. The balance of unamortized deferred financing costs of $9.5 million, which includes consent fees of $1.6 million incurred in the exchange offers to amend the GSS and GSDBS note indentures, associated with the notes was transferred to PSC and associated with the newly issued notes of PSC.

         In June 2001, all principal amounts aggregating $72.0 million outstanding under the term loan and revolving credit facilities of the GSS credit agreement were repaid and the credit agreement was terminated. Unamortized deferred financing costs of $1.6 million associated with the credit agreement were written off. All letters of credit outstanding under the credit agreement were cancelled by GSS. The funding for the payoff was provided by affiliates of GSH.

4.   Other Stockholder's Equity

         The effect of the exchange and cancellation of the GSS and GSDBS notes and transfer of related unamortized deferred financing costs was a net increase in the Company's paid-in capital of $320.4 million. The funds received by the Company from affiliates to pay off amounts outstanding under the GSS credit agreement of $72.0 million was recorded as a capital contribution by the Company.

5.   Supplemental Cash Flow Information

         Significant non-cash investing and financing activities were as follows (in thousands):

                                                                                       Six Months Ended June 30,
                                                                                         2001             2000
                                                                                     --------------    ------------
Increase in paid-in capital due to cancellation of outstanding debt, net of related
   unamortized deferred financing costs ................................................  $320,390        $   -
Company debt and interest repaid by affiliates .........................................    72,000           8,129
Net push down effects of merger with PSC ...............................................      -            662,294
Net deferred taxes recognized in merger with PSC .......................................      -            331,944
Capital stock converted into additional paid-in capital in the merger with PSC .........      -            145,071
Merger costs paid by PSC ...............................................................      -              3,973
Preferred stock dividend requirements accrued and unpaid ...............................      -              6,571

                            GOLDEN SKY HOLDINGS, INC.
         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)


6.    Income Taxes

         The Company's effective federal income tax rate varies with the changes in the Company's net deferred income tax position. The current year's rate reflects more of the effects of deferred income tax assets associated with increased cumulative net operating loss carryforwards available for income tax purposes in 2001 than were able to be recognized and used in 2000.

7.   Commitments and Contingent Liabilities

Legal Matters
-------------

DIRECTV Litigation:

         National Rural Telecommunications Cooperative

         GSS is an affiliate of the National Rural Telecommunications Cooperative ("NRTC"), which participates through agreements in the NRTC's direct broadcast satellite program, and is a subsidiary of GSH. In May 2000, PSC acquired GSH. In June 2001, PSC contributed GSH to PST and GSH became a direct subsidiary of PST.

         On June 3, 1999, the NRTC filed a lawsuit in federal court against DIRECTV, Inc. ("DIRECTV") seeking a court order to enforce the NRTC's contractual rights to obtain from DIRECTV certain premium programming formerly distributed by the United States Satellite Broadcasting Company, Inc. for exclusive distribution by the NRTC's members and affiliates in their rural markets. The NRTC also sought a temporary restraining order preventing DIRECTV from marketing the premium programming in such markets and requiring DIRECTV to provide the NRTC with the premium programming for exclusive distribution in those areas. The court, in an order dated June 17, 1999, denied the NRTC a preliminary injunction on such matters, without deciding the underlying claims.

         On July 22, 1999, DIRECTV responded to the NRTC's continuing lawsuit by rejecting the NRTC's claims to exclusive distribution rights and by filing a counterclaim seeking judicial clarification of certain provisions of DIRECTV's contract with the NRTC. As part of the counterclaim, DIRECTV is seeking a declaratory judgment that the term of the NRTC's agreement with DIRECTV is measured only by the orbital life of DBS-1, the first DIRECTV satellite launched, and not by the orbital lives of the other DIRECTV satellites at the 101(degree)W orbital location. According to DIRECTV, DBS-1 suffered a failure of its primary control processor in July 1998 and since that time has been operating normally using a spare control processor. While the NRTC has a right of first refusal to receive certain services from any successor DIRECTV satellite, the scope and terms of this right of first refusal are also being disputed in the litigation, as discussed below. This right is not expressly provided for in the Company's agreements with the NRTC.

         On September 9, 1999, the NRTC filed a response to DIRECTV's counterclaim contesting DIRECTV's interpretations of the end of term and right of first refusal provisions. On December 29, 1999, DIRECTV filed a motion for partial summary judgment. The motion sought a court order that the NRTC's right of first refusal, effective at the termination of DIRECTV's contract with the NRTC, does not include programming services and is limited to 20 program channels of transponder capacity. On January 31, 2001, the court issued an order denying DIRECTV's motion in its entirety for partial summary judgment relating to the right of first refusal. If DIRECTV were to prevail on its counterclaim, any failure of DBS-1 could have a material adverse effect on the Company's DIRECTV rights.

         On August 26, 1999, the NRTC filed a separate lawsuit in federal court against DIRECTV claiming that DIRECTV had failed to provide to the NRTC its share of launch fees and other benefits that DIRECTV and its affiliates have received relating to programming and other services. On November 15, 1999, the court granted a motion by DIRECTV and dismissed the portion of this lawsuit asserting tort claims, but left in place the remaining claims asserted by the NRTC.

         Both of the NRTC's lawsuits against DIRECTV have been consolidated for discovery and pre-trial purposes. A trial date of August 13, 2002 has been set, although at this stage it is not clear which of the lawsuits will be tried on that date.

         Pegasus Satellite Television and Golden Sky Systems

         On January 10, 2000, PST and GSS filed a class action lawsuit in federal court in Los Angeles against DIRECTV as representatives of a proposed class that would include all members and affiliates of the NRTC that are distributors of DIRECTV. The complaint contained causes of action for various torts, common law counts and declaratory relief based on DIRECTV's failure to provide the NRTC with certain premium programming, and on DIRECTV's position with respect to launch fees and other benefits, term and right of first refusal. The complaint sought monetary damages and a court order regarding the rights of the NRTC and its members and affiliates.

         On February 10, 2000, PST and GSS filed an amended complaint which added new tort claims against DIRECTV for interference with PST's and GSS' relationships with manufacturers, distributors and dealers of direct broadcast satellite equipment. The class action allegations PST and GSS previously filed were later withdrawn to allow a new class action to be filed on behalf of the members and affiliates of the NRTC. The new class action was filed on February 27, 2000.

         On December 10, 2000, the court rejected in its entirety DIRECTV's motion to dismiss certain of the claims asserted by PST, GSS and the putative class. On January 31, 2001, the court denied in its entirety a motion for summary judgment filed by DIRECTV relating to the right of first refusal. The court also certified the plaintiff's class on December 28, 2000.

         On March 9, 2001, DIRECTV filed a counterclaim against PST and GSS, as well as the class members. In the counterclaim, DIRECTV seeks two claims for relief: (i) a declaratory judgement that PST and GSS have no right of first refusal in their agreements with the NRTC to have DIRECTV provide any services after the expiration of the term of these agreements, and (ii) an order that DBS-1 is the satellite (and the only satellite) that measures the term of PST's and GSS' agreements with the NRTC. PST's and GSS' motion to dismiss the counterclaims were denied on May 8, 2001. On July 2, 2001, DIRECTV filed under seal a summary judgment motion on its term claim.

         On May 21, 2001, PST, GSS and the class members moved to amend their complaints to add certain additional claims against DIRECTV relating to, among other things, DIRECTV's provision of advanced services. The court granted this motion on June 19, 2001. DIRECTV filed its answer to the second amended complaint on July 20, 2001.

         On June 22, 2001, DIRECTV brought suit against PST and GSS in Los Angeles County Superior Court for breach of contract and common counts. The lawsuit pertains to the Seamless Marketing Agreement dated August 9, 2000, as amended, between DIRECTV and PST and GSS. Pursuant to the terms of that agreement, the parties agreed upon arrangements relating to the marketing activities of DIRECTV retailers and distributors in PST's and GSS' territories. DIRECTV alleges that PST and GSS have not made certain payments due under the agreement. Prior to the filing of DIRECTV's complaint, PST and GSS asserted in correspondence to DIRECTV that DIRECTV was in breach of the agreement in numerous respects. PST and GSS advised DIRECTV that unless the breaches were cured, PST and GSS would exercise their termination rights under the agreement. On July 13, 2001, PST and GSS terminated the Seamless Marketing Agreement. On July 16, 2001, PST and GSS filed a cross-complaint against DIRECTV alleging, among other things, that (i) DIRECTV has breached the Seamless Marketing Agreement, and (ii) DIRECTV has engaged in unlawful and/or unfair business practices, as defined in Section 17200, et seq. of California Business and Professions Code. On July 19, 2001, PST and GSS removed the case from state to federal court. PST and GSS are informed that DIRECTV may attempt to remove the case back to state court. Pursuant to the terms of the Seamless Consumer Agreement dated August 9, 2000, as amended, between DIRECTV and PST and GSS, either party is entitled to terminate the Seamless Consumer Agreement upon written notice provided within the 90 day period following the termination of the Seamless Marketing Agreement. The Seamless Consumer Agreement enables the Company to provide its subscribers with premium services HBO, Showtime, Cinemax and The Movie Channel, as well as certain other programming pending the outcome of the DIRECTV litigation.

         All five lawsuits discussed above, including both lawsuits brought by the NRTC, the class action and PST's and GSS' lawsuit, are pending before the same judge. The court has set a trial date of August 13, 2002, although, as noted above, it is not clear whether all the lawsuits will be tried together.

Other Matters:

         In addition to the matters discussed above, from time to time the Company is involved with claims that arise in the normal course of the Company's business. In the Company's opinion, the ultimate liability with respect to these claims will not have a material adverse effect on the Company's consolidated operations, cash flows or financial position.

8.   New Accounting Pronouncements

         In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations." This statement addresses financial accounting and reporting for business combinations. All business combinations in the scope of this statement are to be accounted for using only the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001 and those accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has not determined the impacts that this statement may have on it.

         Also in June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets. It addresses how intangible assets that are acquired individually or with a group of other assets, but not those acquired in a business combination, should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of this statement are to be applied starting with fiscal years beginning after December 15, 2001. Goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the nonamortization and amortization provisions of this statement. The Company has not determined the impacts that this statement may have on it.

                      Pegasus Media & Communications, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                               As of June 30, 2001
                                 (in thousands)
                                   (unaudited)

                                                          Historical (1)
                                                          -------------
Current assets:
   Cash and cash equivalents                              $      52,884
   Restricted cash                                                2,690
   Accounts receivable, net                                      42,017
   Inventory                                                     11,114
   Net advances to affiliates                                    18,972
   Prepaid expenses                                              11,349
   Other current assets                                           5,515
                                                          -------------
     Total current assets                                       144,541
Property and equipment, net                                      58,934
Intangible assets, net                                        1,823,840
Other non-current assets                                         56,241
                                                          -------------
     Total assets                                         $   2,083,556
                                                          =============

Current liabilities:
   Current portion of long-term debt                            $ 9,772
   Accounts payable                                               5,526
   Accrued programming, fees and commissions                    117,152
   Other current liabilities                                     36,152
                                                          -------------
     Total current liabilities                                  168,602
Long-term debt                                                  463,601
Deferred income taxes, net                                      115,473
Other non-current liabilities                                    42,212
                                                          -------------
     Total liabilities                                          789,888
Minority interest                                                 1,030
Common stockholder's equity:
   Common stock                                                       2
   Other stockholder's equity                                 1,292,636
                                                          -------------
     Total stockholder's equity                               1,292,638
                                                          -------------
   Total liabilities and stockholder's equity             $   2,083,556
                                                          =============

(1) On a combined as if pooling basis with the historical assets and liabilities of Golden Sky Holdings, Inc. as of the same date, as reported in the registrant's Form 10-Q for the quarterly period ended June 30, 2001 as filed on August 20, 2001.

                      Pegasus Media & Communications, Inc.
                 Pro Forma Consolidated Statements of Operations
                 For the Six Months Ended June 30, 2001 and 2000
                                 (in thousands)
                                   (unaudited)

                                                                                 Preacquisition        Pro Forma
                                                                                 Historical for     Adjustments for         Total
                                                               Historical          Golden Sky        the Golden Sky         2000
                                                         2001 (1)     2000 (2)     Holdings(3)    Holdings Acquisition    Pro Forma
                                                        ---------    ---------   --------------   --------------------    ---------
Net revenues:
   DBS                                                  $ 411,853    $ 230,268      $ 58,146                              $288,414
   Broadcast                                               16,796       17,332                                              17,332
                                                        ---------    ---------      --------                              --------
    Total net revenues                                    428,649      247,600        58,146                               305,746
Operating expenses:
  DBS
   Programming, technical, general and administrative     294,936      162,007        46,494                               208,501
   Marketing and selling                                   98,742       56,569         9,565                                66,134
   Depreciation and amortization                          126,004       64,319        12,363              $33,591 (4)      110,273
   Other                                                      975        1,187                                               1,187
  Broadcast
   Programming, technical, general and administrative      11,807       12,021                                              12,021
   Marketing and selling                                    4,027        3,911                                               3,911
   Depreciation and amortization                            2,483        2,531                                               2,531
   Other                                                      173           46                                                  46
  Corporate expenses                                        6,216        3,749                                               3,749
  Corporate depreciation and amortization                      12           46                                                  46
  Development costs                                           249
  Other expense, net                                       11,106        1,688         1,840                                 3,528
                                                        ---------    ---------      --------             --------         --------
   Loss from operations                                  (128,081)     (60,474)      (12,116)             (33,591)        (106,181)
Interest expense                                          (44,423)     (30,914)      (16,346)                              (47,260)
Interest income                                             3,165          453           291                                   744
Other non-operating expenses, net                          (3,346)        (447)       (1,513)                               (1,960)
                                                        ---------    ---------      --------             --------         --------
  Loss from continuing operations before income taxes    (172,685)     (91,382)      (29,684)             (33,591)        (154,657)
Benefit for income taxes                                  (62,566)     (32,658)                           (22,616)(5)      (55,274)
                                                        ---------    ---------      --------             --------         --------
  Loss from continuing operations                       $(110,119)   $ (58,724)     $(29,684)            $(10,975)        $(99,383)
                                                        =========    =========      ========             ========         ========


(1) On a combined as if pooling basis with Golden Sky Holdings' historical results of operations for the same period, as reported in the registrant's Form 10-Q for the quarterly period ended June 30, 2001 as filed on August 20, 2001.

(2) As restated on a combined as if pooling basis with Golden Sky Holdings' historical results of operations for the period May 6 through June 30, 2000, as reported in the registrant's Form 10-Q for the quarterly period ended June 30, 2001.

(3) Golden Sky Holdings' historical amounts for the period January 1 through May 5, 2000, the period within the registrant's 2000 period preceding the date that Pegasus Satellite Communications acquired Golden Sky Holdings.

(4) Represents the incremental amount of amortization on Golden Sky Holdings' DBS rights assets for the period January 1 through May 5, 2000 resulting from the push down treatment of Pegasus Satellite Communications' purchase accounting in its acquisition of Golden Sky Holdings. An additional $1.0 billion of Pegasus Satellite Communications' purchase consideration was allocated to Golden Sky Holdings' DBS rights assets in the acquisition. The footnoted amount represents four months of the resultant additional annual amortization of $100.8 million based on the registrant's amortization period for DBS rights assets of 10 years.

(5) Adjustment to make the total 2000 pro forma income taxes after inclusion of the pro forma adjustments for the Golden Sky Holdings' acquisition to equal the registrant's historical effective income tax rate on continuing operations for 2000 of approximately 35.7%. Golden Sky Holdings did not calculate income taxes on its pretax results of operations prior to the acquisition, but such would have been subject to income taxes when included in the registrant's pretax results of operations.

                      Pegasus Media & Communications, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 2000
                                 (In thousands)
                                   (unaudited)

                                                                            Post-                       Pre-            Pro Forma
                                                                         Acquisition                 Acquisition       Adjustments
                                                                         Historical                   Historical      for the Golden
                                                                         for Golden      Restated     for Golden       Sky Holdings'
                                                            Historical Sky Holdings(1)   Historical  Sky Holdings(2)   Acqusition
                                                            ---------- ---------------   ----------  ---------------  --------------
Net revenues:
   DBS                                                      $ 452,652    $    129,423   $  582,075  $         58,146
   Broadcast                                                   35,343                       35,343
                                                            ---------    ------------   ----------  ----------------
     Total net revenues                                       487,995         129,423      617,418            58,146
Operating expenses:
   DBS
      Programming, technical, general and administrative      316,973          90,204      407,177            46,494
      Marketing and selling                                   139,113          30,885      169,998             9,565
      Depreciation and amortization                            86,782          98,640      185,422            12,363  $   33,591 (3)
      Other                                                     4,879             402        5,281
   Broadcast
      Programming, technical, general and administrative       24,366                       24,366
      Marketing and selling                                     7,612                        7,612
      Depreciation and amortization                             5,121                        5,121
      Other                                                       498                          498
   Corporate expenses                                          10,194                       10,194
   Corporate depreciation and amortization                        231                          231
   Development costs                                            4,630                        4,630
   Other expense, net                                           3,464              26        3,490             1,840
                                                            ---------    ------------   ----------  ----------------  --------------
     Loss from operations                                    (115,868)        (90,734)    (206,602)          (12,116)    (33,591)
Intest expense                                                (45,863)        (34,106)     (79,969)          (16,346)
Interest income                                                 3,093             447        3,540               291
Other non-operating income (expenses), net                        589            (419)         170            (1,513)
                                                            ---------    ------------   ----------  ----------------  --------------
   Loss from continuing operations before income taxes       (158,049)       (124,812)    (282,861)          (29,684)    (33,591)
Benefit for income taxes                                      (44,707)        (47,429)     (92,136)                      (20,600)(4)
                                                            ---------    ------------   ----------  ----------------  --------------
   Loss from continuing operations                          $(113,342)   $    (77,383)  $ (190,725) $        (29,684) $  (12,991)
                                                            =========    ============   ==========  ================  ==============

                                [RESTUBBED TABLE]


                                                                         Total
                                                                     Pro Forma for              Historical for
                                                                    the Golden Sky           Pegasus Development           Total
                                                                 Holdings' Acqusition          Corporation (5)          Pro Forma
                                                              ------------------------   -------------------------   --------------
Net revenues:
   DBS                                                        $                640,221                               $      640,221
   Broadcast                                                                    35,343                                       35,343
                                                              ------------------------                               --------------
     Total net revenues                                                        675,564                                      675,564
Operating expenses:
   DBS
      Programming, technical, general and administrative                       453,671                                      453,671
      Marketing and selling                                                    179,563                                      179,563
      Depreciation and amortization                                            231,376                                      231,376
      Other                                                                      5,281                                        5,281
   Broadcast
      Programming, technical, general and administrative                        24,366                                       24,366
      Marketing and selling                                                      7,612                                        7,612
      Depreciation and amortization                                              5,121                                        5,121
      Other                                                                        498                                          498
   Corporate expenses                                                           10,194                                       10,194
   Corporate depreciation and amortization                                         231   $                    (171)              60
   Development costs                                                             4,630                      (4,430)             200
   Other expense, net                                                            5,330                                        5,330
                                                              ------------------------   -------------------------   --------------
     Loss from operations                                                     (252,309)                      4,601         (247,708)
Intest expense                                                                 (96,315)                                     (96,315)
Interest income                                                                  3,831                                        3,831
Other non-operating income (expenses), net                                      (1,343)                        432             (911)
                                                              ------------------------   -------------------------   --------------
   Loss from continuing operations before income taxes                        (346,136)                      5,033         (341,103)
Benefit for income taxes                                                      (112,736)                                    (112,736)
                                                              ------------------------   -------------------------   --------------
   Loss from continuing operations                            $               (233,400)  $                   5,033   $     (228,367)
                                                              ========================   =========================   ==============

(1) Golden Sky Holdings' historical amounts for the period May 6 through December 31, 2000, the period within the registrant's 2000 year ended subsequent to the date that Pegasus Satellite Communications acquired Golden Sky Holdings on May 5, 2000.

(2) Golden Sky Holdings' historical amounts for the period January 1 through May 5, 2000, the period within the registrant's 2000 year ended preceding the date that Pegasus Satellite Communications acquired Golden Sky Holdings.

(3) Represents the incremental amount of amortization on Golden Sky Holdings' DBS rights assets for the period January 1 through May 5, 2000 resulting from the push down treatment of Pegasus Satellite Communications' purchase accounting in its acquisition of Golden Sky Holdings. An additional $1.0 billion of Pegasus Satellite Communications' purchase consideration was allocated to Golden Sky Holdings' DBS rights assets in the acquisition. The footnoted amount represents four months of the resultant additional annual amortization of $100.8 million based on the registrant's amortization period for DBS rights assets of 10 years.

(4) Adjustment to make the total 2000 pro forma income taxes after inclusion of the pro forma adjustments for the Golden Sky Holdings' acquisition to equal the registrant's historical effective income tax rate on continuing operations for 2000 of approximately 32.6%. Golden Sky Holdings did not calculate income taxes on its pretax results of operations prior to the acquisition, but such would have been subject to income taxes when included in the registrant's pretax results of operations.

(5) Represents exclusion of amounts for Pegasus Development Corporation contained in the registrant's historical results of operations because Pegasus Development is no longer reported on a combined basis with the registrant effective January 1, 2001.